Exhibit 5.1
August 20, 2010
NV Energy, Inc. (the “Company”)
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Ladies and Gentlemen:
     This opinion is delivered in connection with the filing of the Company’s registration statement on Form S-3, as filed under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (the “Registration Statement”), relating to the registration of (i) a presently indeterminate aggregate principal amount of debt securities as described in the Registration Statement (the “Debt Securities”); (ii) a presently indeterminate number of shares of the Company’s Common Stock as described in the Registration Statement (the “Common Stock”) and (iii) warrants to purchase Common Stock of the Company (the “Warrants”); (iv) purchase contracts to purchase Common Stock of the Company (the “Purchase Contracts”); and (v) stock purchase units consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities securing the holders’ obligations to purchase Common Stock under the Purchase Contracts (the “Stock Purchase Units”). The Debt Securities may be issued from time to time pursuant to (a) an indenture dated May 1, 2000, between the Company and The Bank of New York Mellon Trust Company (as successor to The Bank of New York), as Trustee (the “Trustee”), as supplemented from time to time (as so supplemented, the “Senior Indenture”) and an officer’s certificate or supplemental indenture, as described in the Indenture, establishing the form and terms of the Debt Securities and/or (b) a newly established subordinated indenture with a trustee (the “Subordinated Indenture”). The Common Stock, Warrants, Purchase Contracts and Stock Purchase Units may be issued from time to time as described in the Registration Statement.
     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

NV Energy, Inc.
August 20, 2010

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.
     2. The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, when:
(a)	the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Debt Securities Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new Debt Securities;

(b)	the Debt Securities are issued and delivered in accordance with (i) the provisions of the Senior Indenture or Subordinated Indenture, as the case may be, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Senior Indenture or Subordinated Indenture, as the case may be, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Debt Securities Authorizing Resolutions, and (iv) the Registration Statement;

(c)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended;

(d)	the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions; and

(e)	in the case of the Subordinated Indenture, the due authorization, execution and delivery of the Subordinated Indenture by the Company and trustee identified therein, that is enforceable in accordance with its terms against the Company and trustee identified therein.
     3. The Common Stock will be validly issued, fully paid and nonassessable, when:
(a)	such Common Stock is specifically authorized for issuance and sale by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Common Stock Authorizing Resolutions”) approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

(b)	the terms of the offer, issuance and sale of shares of Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation, Bylaws, the Common Stock Authorizing Resolutions and as

NV Energy, Inc.
August 20, 2010

authorized by the approval of the stockholders of the Company, if such approval is so required;

(c)	compliance with the Securities Act; and

(d)	the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.
     4. The Warrants will constitute valid and legally binding obligations of the Company, when:
(a)	such Warrants are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Warrant Authorizing Resolutions”) which include the pricing and terms upon which the Warrants are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

(b)	the respective documents and agreements relating to the creation, offering, issuance and sale of the Warrants (the “Warrant Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

(c)	the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Documents and Warrant Authorizing Resolutions;

(d)	the applicable Warrants have been duly executed and countersigned in accordance with the applicable Warrant Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Warrant Authorizing Resolutions and the applicable Warrant Documents; and

(e)	the Company has received the consideration for the Warrants provided for in the applicable Warrant Authorizing Resolutions.
     5. The Purchase Contracts will constitute valid and legally binding obligations of the Company, when:
(a)	such Purchase Contracts are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Purchase Contract Authorizing Resolutions”) which include the terms upon which the Purchase Contracts are to be issued, their form and content and the

NV Energy, Inc.
August 20, 2010

consideration for which shares or other securities are to be issued in connection therewith;

(b)	the respective documents and agreements relating to the creation, offering, issuance and sale of the Purchase Contracts (the “Purchase Contract Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

(c)	the terms of the offer, issuance and sale of such Purchase Contracts have been duly established in conformity with the applicable Purchase Contract Documents and Purchase Contract Authorizing Resolutions;

(d)	the applicable Purchase Contracts have been duly executed and countersigned in accordance with the applicable Purchase Contract Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Purchase Contract Authorizing Resolutions and the applicable Purchase Contract Documents; and

(e)	the Company has received the consideration for the Purchase Contract provided for in the applicable Purchase Contract Authorizing Resolutions.
     6. The Stock Purchase Units will constitute valid and legally binding obligations of the Company, when:
(a)	such Stock Purchase Units are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Stock Purchase Units Authorizing Resolutions”) which include the terms upon which the Stock Purchase Units are to be issued, their form and content and the consideration for which the applicable Debt Securities, Common Stock, Warrants and Purchase Contracts or other securities are to be issued in connection therewith;

(b)	the respective documents and agreements relating to the creation, offering, issuance and sale of the Stock Purchase Units (the “Stock Purchase Unit Agreement Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

(c)	the terms of the offer, issuance and sale of such Stock Purchase Unit Agreements have been duly established in conformity with the applicable Stock Purchase Unit Agreement Documents and Stock Purchase Unit Agreement Authorizing Resolutions;

NV Energy, Inc.
August 20, 2010

(f)	the applicable Stock Purchase Unit Agreements have been duly executed and countersigned in accordance with the applicable Stock Purchase Unit Agreements Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Stock Purchase Unit Agreement Authorizing Resolutions and the applicable Stock Purchase Unit Agreement Documents; and

(g)	the Company has received the consideration for the Stock Purchase Unit Agreements provided for in the applicable Stock Purchase Unit Agreement Authorizing Resolutions.
     Our opinions contained in paragraphs 2 through 6 are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to creditors’ rights and remedies generally and (ii) the application of principles of equity (regardless of whether considered at a proceeding in equity or at law) including, without limitation, the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought.
     We express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any Debt Securities may be convertible.
     This opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement with regard to such firm. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.
     We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the

NV Energy, Inc.
August 20, 2010

Registration Statement under the caption “Legal Opinions,” and to the filing and use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,
/s/ CHOATE, HALL & STEWART LLP